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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-43211) of our reports, which include a legend relating to the initial public offering, dated April 22, 1997, on our audit of the financial statements and financial statement schedule of CSK Auto Corporation for the year ended February 2, 1997. We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
February 9, 1998